EX.99.3

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Trust for Professional Managers (the “Trust”), does hereby certify, to such officer’s knowledge, that the Trust’s report on Form N-CSR for the year ended August 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ JOSEPH NEUBERGER
Joseph Neuberger President and Treasurer, Trust for Professional Managers

Dated:    November 4, 2005

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed to be filed by the Trust for purposes of the Securities Exchange Act of 1934.